Exhibit 21.1
SUBSIDIARIES OF WELBILT, INC.
AS OF FEBRUARY 23, 2021

	Subsidiary Name	State or other Jurisdiction of Incorporation or Organization
1	Appliance Scientific, Inc.	Delaware
2	Avaj International Holding AB	Sweden
3	Beleggingsmaatschappij Interrub BV	Netherlands
4	Berisford Holdings Limited	United Kingdom
5	Berisford Property Development (USA) Ltd.	New York
6	Boek-en Offsetdrukkerij Kuyte B.V.	Netherlands
7	Cleveland Range LLC	Delaware
8	Cleveland Range Ltd.	Canada
9	Convotherm Elecktrogeräte GmbH	Germany
10	Convotherm India Private Limited	India
11	Crem International (Shanghai) Co., Ltd.	China
12	Crem International AB	Sweden
13	Crem International B.V.	Netherlands
14	Crem International GmbH	Germany
15	Crem International Holding AB	Sweden
16	Crem International Spain, S.L.	Spain
17	Crem International UK Ltd.	United Kingdom
18	Enodis Corporation	Delaware
19	Enodis Group Holdings US, Inc.	Delaware
20	Enodis Group Limited.	United Kingdom
21	Enodis Hanover	United Kingdom
22	Enodis Holdings Inc.	Delaware
23	Enodis Holdings Limited	United Kingdom
24	Enodis Industrial Holdings Limited	United Kingdom
25	Enodis International Limited	United Kingdom
26	Enodis Investments Limited	United Kingdom
27	Enodis Maple Leaf Ltd.	United Kingdom
28	Enodis Nederland B.V.	Netherlands
29	Enodis Oxford	United Kingdom
30	Enodis Property Developments Limited	United Kingdom
31	Enodis Property Group Limited	United Kingdom
32	Enodis Regent	United Kingdom
33	Enodis Strand Ltd.	United Kingdom
34	Enodis Technology Center, Inc.	Delaware
35	Fabristeel (M) Sdn Bhd	Malaysia
36	Fabristeel Lanka (Private) Limited	Sri Lanka
37	Fabristeel Private Limited	Singapore
38	Frymaster, LLC	Louisiana
39	Garland Commercial Industries LLC	Delaware
40	Garland Commercial Ranges Limited	Canada
41	Inducs AG	Switzerland
42	Kysor Business Trust	Delaware
43	Kysor Holdings Inc.	Delaware
44	Kysor Industrial Corporation	Michigan
45	Kysor Nevada Holding Corporation	Nevada
46	Maas International (Deutschland) Verwaltungs-GmbH	Germany
47	Manitowoc Cayman Islands Funding Ltd.	Cayman Islands
48	Manitowoc Foodservice (Luxembourg) S.à.r.l.	Luxembourg

49	Manitowoc Foodservice Companies, LLC	Wisconsin
50	Manitowoc Foodservice Holding, Inc.	Wisconsin
51	Manitowoc Foodservice UK Holding Limited	United Kingdom
52	Manitowoc FP, Inc.	Nevada
53	Manitowoc FSG Holding, LLC	Delaware
54	Manitowoc FSG International Holdings, Inc.	Nevada
55	Manitowoc FSG Manufactura Mexico, S. De R.L. De C.V.	Mexico
56	Manitowoc FSG Mexico, SRL de C.V.	Mexico
57	Manitowoc FSG Operations, LLC	Nevada
58	Manitowoc FSG UK Limited	United Kingdom
59	Manitowoc TJ, SRL de C.V.	Mexico
60	Manston Limited	BVI
61	McCann’s Engineering & Manufacturing Co., LLC	California
62	Merrychef Limited	United Kingdom
63	MTW County Limited (UK)	United Kingdom
64	Spengler GmbH & CO. KG	Germany
65	The Delfield Company LLC	Delaware
66	TRUpour Ltd.	Ireland
67	WELBILT (China) Foodservice Co., Ltd.	China
68	Welbilt (Foshan) Foodservice Co., Ltd.	China
69	WELBILT (Halesowen) Ltd.	United Kingdom
70	WELBILT (Shanghai) Foodservice Co., Ltd.	China
71	WELBILT Asia Pacific Private Limited	Singapore
72	WELBILT Deutschland GmbH	Germany
73	WELBILT Foodservice India Private Limited	India
74	WELBILT Foodservice Russia LLC	Russia
75	Welbilt FSG U.S. Holding, LLC	Delaware
76	WELBILT Herborn GmbH	Germany
77	WELBILT Iberia, SAU	Spain
78	Welbilt Investments GmbH	Germany
79	Welbilt Italia S.r.l	Italy
80	WELBILT Japan G.K.	Japan
81	Welbilt Manufacturing (Thailand) Ltd.	Thailand
82	Welbilt Mexico Services, S. de R.L. de C.V.	Mexico
83	WELBILT Middle East FZE	United Arab Emirates
84	Welbilt U.S. Domestic Corporation	Delaware
85	Welbilt UK Limited	United Kingdom